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                                  EXHIBIT 10(q)

                 AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT BETWEEN
                 HANOVER FOODS CORPORATION AND JOHN A. WAREHIME

     This document, dated as of April 1, 2000, shall constitute Amendment No. 3 to an Employment Agreement dated as of June 12, 1995 (the "Employment Agreement") between Hanover Foods Corporation (the "Employer") and John A. Warehime (the "Employee").

                                   Background

     As of June 12, 1995, Employer and Employee entered into the Employment Agreement, which Employment Agreement was amended by Amendment No. 1 dated as of February 13, 1997 and Amendment No. 2 dated as of August 1, 1997. The term "amended Employment Agreement" refers to the Employment Agreement dated as June 12, 1995 and amended by Amendment No. 1 dated as of February 13, 1997 and by Amendment No. 2 dated as of August 1, 1997. The parties desire to further amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. Change to Section 29.2. Section 29.2 is hereby amended to read in full as follows:

     "29.2 Settlement of Disputes. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in the Commonwealth of Pennsylvania and County of Philadelphia. Such arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association by one independent and impartial arbitrator appointed by the American Arbitration Association, who shall be a former judge. All pre-arbitration discovery shall be completed within 90 days of the request for arbitration. The arbitrator shall render his award within 90 days of the conclusion of the arbitration hearing. The provisions of Section 28 hereof shall govern the arbitration. Any award rendered by the arbitrator shall be final and binding, and not subject to appeal or other judicial review, and judgment hereon may be entered in any court of competent jurisdiction. Nothing contained herein shall restrict the Employer from seeking equitable remedies in a court of competent jurisdiction for any alleged violations of the provisions of Section 10 hereof."

     2.   Amended Employment Agreement Continues in Full Force and Effect

     There are no amendments to the Employment Agreement, as previously amended by Amendment No. 1 dated as of February 13, 1997 and Amendment No. 2 dated as of August 1, 1997, except as specified herein. The amended Employment Agreement, as further amended further, shall continue in full force and effect and constitutes the entire understanding of the parties with respect to its subject matter.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 on this day and year first above written.


ATTEST/WITNESS:                               HANOVER FOODS CORPORATION

/s/ Patricia H. Townsend                      /s/ Gary T. Knisely        (SEAL)
--------------------------------              ---------------------------


WITNESS/ATTEST:                               EMPLOYEE:

/s/ Patricia J. Weaver                        /s/ John A. Warehime       (SEAL)
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